UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549

                       FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            TECHNOLOGY RESEARCH CORPORATION
            _______________________________
     (Name of issuer as specified in its charter)

       Florida                                   59-2095002
______________________                           ___________________
(State or jurisdiction                           (I.R.S. Employer
  of incorporation)                              Identification No.)


5250 140th Avenue North, Clearwater, Florida           34620
_________________________________________________________________
  (Address of Principal Executive Offices)           (Zip Code)


                     1993 AMENDED AND RESTATED
                   NON-QUALIFIED STOCK OPTION PLAN
                   ________________________________
                         (Full Title of Plan)

Randy K. Sterns, Esq., 220 South Franklin Street, Tampa, Florida 33602
______________________________________________________________________
               (Name and Address of Agent for Service)

                            (813) 224-9255
               _______________________________________
               (Telephone Number of Agent for Service)


                 CALCULATION OF REGISTRATION FEE

Title of each    Amount to be   Proposed        Proposed        Amount of
class of         registered     maximum         maximum         registration
securities to be                offering price  aggregate       fee
registered                      per Share       offering price

common stock,    200,000        $1.81           $362,000        $123.08
$.17 par value

The approximate date of the proposed sale of the securities offered hereby is on or after September 5, 1995, and the registration fee is computed on the basis of the Company's per share price at the close of business on September 5, 1995 in accordance with Rule 457(c) and (h).

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    Plan Information

ITEM 2.    Registrant Information and Employee Plan Annual Information


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

      The following documents have been filed by the Company with the Securities and Exchange Commission and are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the period ending March 31, 1995, filed pursuant to Section 13(a) of the Exchange Act, and containing audited financial statements for that period; and
          (b) All other reports filed by the Company pursuant to Section 13(a) of the Exchange Act since March 31, 1995.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

     In accordance with the Notes to General Instructions of Form S-8, the Company hereby incorporates its Form S-8 Registration Statement(File No. 33-32678), together with Exhibits as part of this Registration Statement.


____________________

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 4.  Description of Securities.

      Item 9 of Part I of the Company's Registration Statement on Form S-1 (File No. 33-31967) hereby is incorporated by reference.

ITEM 5.  Interests of Named Experts and Counsel.

         N/A

ITEM 6.  Indemnification of Directors and Officers.

     Item 19 of Part II of the Company's Registration Statement on Form S-8 (File No. 33-32678) hereby is incorporated by reference.

ITEM 7.  Exemption from Registration Claimed.

         N/A

ITEM 8.  Exhibits.

     The following documents are made exhibits to this registration statement, each being listed in accordance with the correspondingly numbered items of Regulation S-K, Item 601:

     4(a) 1993 Amended and Restated Non-Qualified Stock Option Plan.

     4(c) Articles of Incorporation previously filed with and as a part of the Company's Registration Statement on Form S-1, Registration No. 33-24647.

     4(d) Bylaws of the Company previously filed with and as a part of the Company's Registration Statement on Form S-1, Registration No. 33-24647.

     5 Opinion of Counsel Regarding the Legality of the Shares of Common Stock being Registered.

    23(a) Consent of Counsel (included in Exhibit 5).

    23(b) Consent of Independent Auditors.

    24    Power of Attorney.

ITEM 9.  Undertakings.

     A.  Rule 415 Offering. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
                   (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan or distribution not previously disclosed in the Registration Statement.

                   Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Securities and Exchange Commission Position on Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







SIGNATURES:

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 5 day of September, 1995.


                                  TECHNOLOGY RESEARCH CORPORATION




                                  Robert S. Wiggins
                                  _______________________
                                  Robert S. Wiggins
                                  Chief Executive Officer